UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 27, 2012
MASS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53447	20-5893809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 507 – 700 West Pender Street, Vancouver, British Columbia		V6C 1G8
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(604) 688-6380
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On June 27, 2012, Mass Petroleum Inc. (the “Company”, “we”, “us) entered into a bridge loan agreement with D-Helix Inc. (“D-Helix”), whereby we have agreed to lend US$75,000 to D-Helix.  This loan is evidenced by a promissory note pursuant to which the principal amount will be due and payable on the earlier of September 30, 2012 or within ten (10) business days of the closing of a potential share exchange agreement between the Company and D-Helix.  The loan will bear interest at the rate of 10% per annum, payable in quarterly installments from September 30, 2012.

The description of the bridge loan agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the bridge loan agreement is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
10.1	Bridge Loan Agreement with D-Helix Inc. dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS PETROLEUM INC.
Date: June 29, 2012	By:	/s/ Jordan Shapiro
Jordan Shapiro, Director